May 10, 2007

Via Edgar

Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

      Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-105373 for American Depositary Shares, each representing one (1) Share, With No Nominal Value (the "Deposited Shares"), of Nokia Corporation, a corporation organized and existing under the laws of the Republic of Finland (the "Company").

Ladies and Gentlemen:

      On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting solely on behalf of the legal entity created by the Amended and Restated Deposit Agreement, dated as of March 28, 2000 (the "Deposit Agreement"), by and among the Depositary, the Company and the Holders from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), each representing one (1) Deposited Share, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), a copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in nominal value from "Euro 0.06 each" to "None". The Cusip number remains the same.

      As required by Rule 424(e) under the Act, the cover of each copy of the enclosed ADRs has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs. Pursuant to Rule 403(d) under the Act, one (1) copy of the enclosed ADRs has been numbered sequentially with the total number of pages thereof indicated on the first page thereof.

      In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in nominal value from "Euro 0.06 each" to "None".

      In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6856.

                                                          Very truly yours,


                                                          /s/ Audrey E. Williams

                                                          Audrey E. Williams

Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
      Susanna Ansala, Citibank, N.A.

                                    EXHIBIT A


                                           Registration Statement No. 333-105373
Number _____                                      CUSIP Number 654902204


                                                AMERICAN DEPOSITARY SHARES (EACH
                                                AMERICAN DEPOSITARY SHARE
                                                REPRESENTING ONE SHARE)


                              (FORM OF FACE OF ADR)
                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           American Depositary Shares

                                  representing


                          SHARES, WITH NO NOMINAL VALUE

                                       OF


                                NOKIA CORPORATION

                (Incorporated in Finland with limited liability)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that ___________________ is the owner of ___________________ American Depositary Shares ("ADSs"), representing deposited shares, with no nominal value , or evidence of the right to receive such shares ("Shares"), of Nokia Corporation, a corporation organized under the laws of Finland (the "Company"). At the date of the Agreement (as defined below), each American Depositary Share represents one Share deposited under the Agreement with a Custodian, which at the date of execution of the Amended and Restated Deposit Agreement, is Merita-Nordbanken Group (the "Custodian"). The number of Shares represented by each ADS is subject to change as provided in Article IV of the Agreement. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of March 28, 2000 (the "Amended and Restated Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of ADRs issued thereunder, each of whom by accepting an ADR agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Agreement sets forth the rights of Holders of the ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Agreement are on file at the Corporate Agency Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this ADR are summaries of certain provisions of the Agreement and are qualified by and subject to the detailed provisions of the Agreement, to which reference is hereby made. Terms defined in the Agreement and not otherwise defined herein have the same defined meanings set forth in the Agreement.

            (2) Surrender of ADRs and Withdrawal of Deposited Securities. Upon surrender at the Corporate Agency Office of the Depositary of this ADR or for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this ADR, and upon payment of the fee of the Depositary for the surrender of ADSs and withdrawal of Deposited Securities and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Agreement, such Holder will be entitled to (i) delivery of the Shares represented by the ADSs evidenced by such ADRs by book-entry credit to an account specified by such Holder within the Finnish Book-Entry Securities System and (ii) physical delivery to him or upon his order or, if available, to electronic transfer to an account designated by such person, of any other Deposited Securities so represented. Such delivery of Deposited Securities will be made promptly, as hereinafter provided. Each Holder requesting delivery of Deposited Securities against surrender of an ADR must deliver to the Depositary a written order containing delivery instructions. An ADR surrendered received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.


            Upon the receipt of such order and compliance with the terms of this paragraph (2) the Depositary will direct the Custodian to make such book-entry transfer, deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to the terms and conditions of the Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the PrincipalCorporate Agency Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

            At the request, risk and expense of any Holder so surrendering an ADR, and for the account of such Holder the Depositary will direct the Custodian to forward certificate or certificates (if certificated Shares or other Deposited Securities may be delivered and other proper documents of title, if any, for such Deposited Securities to the Depositary for delivery at the Corporate Agency Office of the Depositary. Such direction may be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.


            The Depositary will not accept surrender of ADRs for the purpose of withdrawal of less than one Share or one other Deposited Security. In addition, the Depositary will only honor requests for withdrawal of whole numbers of Shares. An ADR surrendered by a Holder thereof and received by the Depositary for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly endorsed or accompanied by properly executed instruments of transfer.

            (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Agreement, this ADR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this ADR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Agreement or when requested by the Company. This ADR may be split into other ADRs or may be combined with other ADRs into one ADR, representing the same aggregate number of ADSs and registered in the name of the same Holder as the ADR or ADRs surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any ADR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or the presenter of an ADR or the presenter of written instructions of a sum sufficient to pay or reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (8) of this ADR, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            (4) Limitations on Distributions, Transfers and Withdrawals. The Depositary may refuse to register the transfer of any ADR, or make any distribution of, or related to. Deposited Securities or any withdrawal of Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. Notwithstanding anything in the Agreement or this ADR to the contrary, the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADRs for the purpose of withdrawal of Deposited Securities may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, in each case subject to the provisions of the following paragraph and General Instruction I.A.(1) of Form F-6 under the Securities Act.


            Without limitation of the foregoing, except as provided by Section
2.10 of the Deposit Agreement, neither the Depositary nor the Custodian shall knowingly accept for deposit under the Agreement any Shares required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.


            (5) Liability of Holder For Taxes and Other Charges. If any Finnish or other tax or governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owner hereof shall be liable to the Holder therefor. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this ADR or any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

            (6) Warranties by Deposit of Shares. Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been fully paid and are nonassessable, (iii) the person making such deposit is duly authorized to do so, and (iv) except as contemplated by Section 2.10 of the Deposit Agreement, the deposit of such Shares or sale of ADRs issuable upon such deposit is not restricted under the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of ADRs.

            (7) Compliance with Law. Each Holder agrees that such Holder is bound by and subject to the Articles of Association of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of Finnish law and the Articles of Association of the Company, including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares in which their voting participation or their percentage of ownership of reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 33-1/3%, 50% or 66-2/3% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provisions of Finnish law or otherwise. Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the withholding of certain rights in respect of such Holder's ADSs including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such ADSs.

            (8) Charges of Depositary. Holders or Beneficial Owners shall pay
(i) the fees of the Depositary for the execution and delivery of ADRs in respect of deposits of Shares (including, without limitation, Shares received as a dividend or distribution pursuant to Section 4.04 of the Agreement or upon exercise of rights pursuant to Section 4.05 of the Agreement, in each case to be paid by the person to whom ADRs are delivered) and for the surrender of ADRs for the purpose of withdrawal of Deposited Securities (to be paid by the person surrendering ADRs for delivery of Deposited Securities), which in each case will not exceed $5.00 for each 100 ADSs or portion thereof; (ii) reasonable expenses of the Depositary upon the distribution to Holders of dividends or other property received from the Company in respect of Deposited Securities (or proceeds thereof) or the sale or exercise of rights or other action by the Company involving distributions to holders of Deposited Securities, calculated on a per-ADS basis; (iii) taxes and other governmental charges; (iv) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register or registers of the Company and accordingly applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee upon the deposit of Shares or the delivery of shares against surrender of ADSs; (v) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Agreement to be at the expense of persons depositing Shares or Holders or Receipts or as are incurred at the request of such persons or Holders; and (vi) the expenses incurred by the Depositary in the conversion of foreign currency. Subject to the limitation described in paragraph (22), all such charges may be changed by agreement between the Depositary and the Company at any time and from time to time.

            (9) Title to ADRs. Subject to the limitations set forth herein or in the Agreement, it is a condition of this ADR, and every successive Holder hereof by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) title to this ADR (and to each ADS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this ADR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Agreement to any holder hereof unless such holder is the Holder hereof.

            (10) Validity of ADR. This ADR shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose, unless this ADR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar for the ADRs has been appointed, such signature may be a facsimile if this ADR is countersigned by the manual signature of a duly authorized signatory of such Registrar.

            (11) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request the Holder or former Holders hereof to provide information as to the capacity in which they hold or held ADRs and regarding the identity of any other persons then or previously holding any beneficial or other interest in such ADRs and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Agreement whether or not still a Holder at the time of such request. The Depositary may enforce disclosure of beneficial or other ownership of ADRs by blocking transfer, voting and other rights when so instructed by the Company.

            (12) Available Information. The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act and is required to file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, DC 20549.


Dated:


CITIBANK, N.A.,                              CITIBANK, N.A.,
Transfer Agent and Registrar                 as Depositary


By:                                          By:
    -------------------------------              -------------------------------
         Authorized Signatory                           Vice President


            The address of the Corporate Agency Office of the Depositary is Floor,388 Greenwich Street, 14th Floor, New York, New York 10013 U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                                OF THE AGREEMENT

            (13) Dividends and Distributions: Rights. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall promptly, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such foreign currency into dollars and will distribute promptly the amount thus received and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars transferable to the United States and distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may, subject to applicable laws and regulations make such conversion, if any, distribute in dollars to the extent permissible to the Holders entitled thereto and distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for interest) for the respective accounts of, the Holders entitled thereto.

            Whenever the Custodian receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will, after consultation with the Company, cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution following consultation with the Company. If in the reasonable opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and will if the Company so requests, distribute to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADRs for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution. If the Depositary deems such distribution for any reason not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash. In lieu of issuing ADRs for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds converted into dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto as in the case of a distribution received in cash. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            In the event that the Company shall offer or cause to be offered to holders of any Deposited Securities an option to elect to receive dividends in fully-paid Shares instead of cash, the Depositary and the Company will consult to determine whether such option will be made available to Holders, and if such option is to be made available, the procedures to be followed. The offering of any such option to Holders shall be subject to Section 5.09 of the Deposit Agreement.

            In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto by means of warrants or otherwise, subject to Section 5.09 of the Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary will allow the rights to lapse; provided, however, that, if requested by the Company, the Depositary will (a) as soon as practicable, make such rights available to all or certain Holders by means of warrants or otherwise, if lawful and feasible or (b) if making such rights available to certain Holders is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, the Depositary will make reasonable efforts to sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper and allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

            (14) Record Dates. Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is to be made, or whenever rights are to be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date after consultation with the Company (which shall, to the extent practicable, be the same as the corresponding record date set by the Company) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive information as to such meeting, subject to the provisions of the Agreement.

            (15) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, distribute to the Holders of Receipts
(A) a notice in English which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Holders as of the close of business in New York on a record date established by the Depositary pursuant to the terms of this Deposit Agreement will be entitled, subject to any applicable provisions of Finnish law and the Articles of Association of the Company and the terms of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Holder's ADSs, (B) a voting instructions card to be prepared by the Depositary and the Company (a "Voting Card") setting forth, inter alia, the date established by the Depositary for the receipt of such Voting Card (the "Cut-off-Date") and (C) copies or summaries in English of any materials provided by the Company for the purpose of enabling the Holders to give instructions for the exercise of such voting rights. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares.

            As a precondition for exercising any voting rights, any persons holding ADSs who are not the Holders of the Receipt(s) registered in name on the books of the Depositary evidencing such ADSs (e.g., persons holding their ADSs through The Depository Trust Company) must arrange for the delivery in a blocked account ("Blocking"), established for such purposes by the Depositary, of the relevant number of ADSs for the period to commence and end on dates to be fixed by the Depositary (on dates which shall be as near as practicable to the corresponding date established by the Company in respect of the Shares) after consultation with the Company and set forth on the Voting Card (the "Blocking Period") to allow for such Holder's ADSs to be temporarily exchanged for Shares and such Shares to be registered in such Holder's name on the Finnish Book-Entry Securities System (the "Re-registration"). The Depositary will use its best efforts to implement and maintain procedures to allow for the Blocking of ADSs as contemplated by the preceding sentence. Holders of Receipts registered in the name on the books of the Depositary (other than the Depository Trust Company) will not, as a precondition for exercising voting rights, be required to deliver their ADSs to the Depositary for Blocking but will be required to irrevocably instruct the Depositary not to transfer the Receipts (and not to cancel such Receipts upon receipt of cancellation and withdrawal instructions) evidencing the ADSs in respect of which voting instructions have been given ("Stop Transfer Instructions") to allow for Re-registration. The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer (and cancel Receipts upon receipt of cancellation and withdrawal instructions) the Receipts indicated in such Stop Transfer Instructions, during the Blocking Period.

            The Depositary shall not be responsible if any such instructions are not carried out or for the manner in which instructions are carried out or the effect of any such action or omission, provided that such action or omission is without negligence and in good faith. Each Holder agrees that neither the Depositary nor the Custodian shall have any responsibility for any Shares that are transferred to the account of any Holder in the Finnish Book-Entry Securities System pursuant to any such instructions.

            Upon receipt by the Depositary from a Holder of ADSs of (i) a properly completed Voting Card on or before the Cut-off Date and (ii) either the requisite number of ADSs delivered for Blocking or duly completed Stop Transfer Instructions, the Depositary will, in respect of such ADSs, forward the voting instructions contained in the Voting Card to the Custodian and will instruct the Custodian to use its best efforts, insofar as practical and permitted under any applicable provisions of law and the Articles of Association of the Company, to vote or cause to be voted the Shares represented by such ADSs in accordance with the instructions set forth in such Voting Card. The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by ADSs in respect of which a properly completed Voting Card has been received. In the case of a Voting Card received in respect of any holder of ADSs who is not the Holder of the Receipt evidencing such ADSs on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such ADSs unless the Depositary has received verification that such number of ADSs has been deposited in a blocked account for the Blocking Period by such person. The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by ADSs in respect of which the Voting Card is not properly completed or in respect of which (and to the extent) the voting instructions included in the Voting Card are illegible or unclear.

            The Depositary will use its best efforts to cooperate with any information agent retained by the Company in connection with the distribution of voting materials as contemplated by this Section.

            Holders of ADSs who wish to attend any meeting of the Company's shareholders in person will need to (1) withdraw the Deposited Securities represented by their ADSs pursuant to Section 2.05 of this Agreement and (2) make separate arrangements with the Company regarding the Company's voting procedures.

            Notwithstanding anything in this Depositary Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with United States law or the Articles of Association of the Company.

            (16) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Agreement, subject to the terms of the Agreement, and the ADSs shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and will, if the Company so requests, execute and deliver additional ADRs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Agreement in respect of the Deposited Securities, the Depositary will give notice thereof, at the Company's expense, in writing to all Holders.


            (17) Reports: Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Corporate Agency Office and at the principal office of the Custodian copies of the Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, Custodian or either of its nominees, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company as provided in the Agreement. The Depositary will keep books at its Corporate Agency Office for the registration of ADRs and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection is not for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Agreement or the ADRs. After consultation with the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or upon the request of the Company.


            (18) Withholding. Notwithstanding any other provision of the Agreement, in the event that the Depositary determines that any distribution of property (including Shares or rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto, in proportion to the number of ADSs held by them respectively.

            Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company may make such deductions (if any) which, by the laws of Finland, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Holder to apply a rate under any treaty or other arrangement between Finland and the country within which such Holder is resident unless such Holder has timely provided to the company evidence of the residency of such Holder that is satisfactory to the relevant tax authorities of Finland.

            (19) Certain Rights of the Depositary: Limitations. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may execute and deliver ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian, as such, shall lend Shares or ADSs; provided, however, the Depositary reserves the right to (i) execute and deliver ADRs prior to the receipt of Shares pursuant to Section 2.02 of the Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADRs pursuant to Section
2.05 of the Agreement, including ADRs which were issued under (i) above but for which Shares may not have been received. The Depositary may receive ADRs in lieu of Shares under (i) above and receive Shares in lieu of ADRs under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom ADRs are issued or Shares delivered that at the time the Depositary executes and delivers such ADRs or delivers such Shares, the Applicant or its customer owns the Shares or ADRs to be delivered to the Depositary or (y) such evidence of ownership of Shares or ADRs as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or ADRs in trust for the Depositary until their delivery to the Depositary or Custodian and reflect on its records the Depositary as owner of such Shares or ADRs and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADRs executed and delivered by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the ADRs executed and delivered by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of ADRs and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            Collateral provided by an Applicant for ADRs or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

            (20) Liability of the Company and the Depositary. Neither the Depositary nor the Company will incur any liability to any Holder of this ADR, if by reason of any provision of any present or future law of the United States, Finland or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Agreement or the ADRs to Holders, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and its agents and the Company and its agents may rely and will be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of the Agreement, the Depositary may own and deal in any class of securities of the Company (and its affiliates) and in ADRs.

            (21) Resignation and Removal of Depositary: Substitution of Custodian. The Depositary may at any time resign as Depositary under the Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the later of 60 days after the giving of such notice and the appointment of a successor depositary and its acceptance of such appointment as provided in the Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which will become effective upon the later of 60 days after the giving of such notice and the appointment of a successor depositary and its acceptance of such appointment as provided in the Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this paragraph 21. The Depositary, after consultation with the Company, will use reasonable efforts to appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (22) Amendment of Agreement and ADRs. The form of the ADRs and the Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery of ADRs and taxes or other governmental charges), or which otherwise prejudices any substantial existing right of Holders, will not, however, become effective as to outstanding ADRs until the expiration of 30 days after notice of such amendment has been given to the Holders of outstanding ADRs. Every Holder of this ADR at the time any amendment so becomes effective will be deemed, by continuing to hold this ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.


            (23) Termination of Agreement. The Depositary will at any time at the direction of the Company terminate the Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Agreement if at any time 90 days after the Depositary has delivered to the Company a written notice of its election to resign, a successor depositary has not been appointed and accepted its appointment. On and after the date of termination, the Holder of an ADR will, upon (a) surrender of such ADR at the PrincipalCorporate Agency Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADRs referred to in Section 5.06, and
(c) payment of any applicable taxes or governmental charges, be entitled, subject to the terms of this Agreement, to delivery, to him or upon his order, of the Deposited Securities represented by the ADSs evidenced by such surrendered ADR. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash as provided in the Agreement, and will deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for ADRs surrendered to the Depositary. As soon as practicable after the expiration of one year from the date of termination, the Depositary will sell the Deposited Securities then held under the Agreement and thereafter hold the net proceeds of any such sale, together with any other Holders of ADRs not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Agreement, except to account for such net proceeds and other cash.

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


Please insert security or other
identifying number of assignee
-------------------------------



-------------------------------


                          ------------------------------------------------------
                          Please print or typewrite name and address of assignee


--------------------------------------------------------------------------------
the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints


_______________________________________________________


________________________________________attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.


Dated: ____________________                 Signature ____________________

                                                NOTE: The signature to any
                                                endorsement hereon must
                                                correspond with the name as
                                                written upon the face of this
                                                Receipt in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatever.

                                                If the endorsement be executed
                                                by an attorney, executor,
                                                administrator, trustee or
                                                guardian, the person executing
                                                the endorsement must give his
                                                full title in such capacity and
                                                proper evidence of authority to
                                                act in such capacity, if not on
                                                file with the Depositary, must
                                                be forwarded with this Receipt.

                                                All endorsements or assignments
                                                of Receipts must be guaranteed
                                                by a member of a Medallion
                                                Signature Program approved by
                                                the Securities Transfer
                                                Association Inc.